SUBSIDIARIES OF REGISTRANT


                     California Biotechnology Research Inc.,
                            a California corporation

                           Bio-Shore Management Corp.,
                            a California corporation

                               SN Properties Inc.,
                             a Maryland corporation






























                                  EXHIBIT 21.1